     As filed with the Securities and Exchange Commission on May 25, 1999
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           CORNERSTONE PROPERTIES INC.
             (Exact name of registrant as specified in its charter)

                 NEVADA                                   74-2170858
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                              126 EAST 56TH STREET
                            NEW YORK, NEW YORK 10022
   (Address, including zip code, of registrant's principal executive offices)

              CORNERSTONE PROPERTIES INC. SS.401(K) RETIREMENT PLAN
                              (Full title of plan)

                                  JOHN S. MOODY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           CORNERSTONE PROPERTIES INC.
                              126 EAST 56TH STREET
                            NEW YORK, NEW YORK 10022
                     (Name and address of agent for service)

                                 (212) 605-7100
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                               JOHN J. KELLEY III
                                 KING & SPALDING
                              191 PEACHTREE STREET
                           ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                        Proposed        Proposed
       Title of           Amount         Maximum         Maximum      Amount of
     Securities to         to be     Offering Price     Aggregate   Registration
     be Registered      Registered      Per Share    Offering Price      Fee
--------------------------------------------------------------------------------
Common Stock,
without par value ... 100,000 shares    $16.5625(1)   $1,656,250(1)      $461

Interests in Cornerstone
Properties Inc.ss.401(k)
 Retirement Plan.....     (2)               --             --             --
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices per share of Common Stock of Cornerstone Properties Inc. as reported on the New York Stock Exchange on May 19, 1999.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been previously filed by Cornerstone Properties Inc. (the "Company") with the Securities and Exchange Commission and are hereby incorporated by reference into this registration statement as of their respective dates:

     (a) Annual Report on Form 10-K/A for the year ended December 31, 1998, as filed with the Commission on April 30, 1999.

     (b)  Annual Report on Form 10-K for the year ended December 31, 1998;

     (c) Current Report on Form 8-K/A, as filed with the Commission on March 1, 1999;

     (d) Current Report on Form 8-K, as filed with the Commission on March 24, 1999; and

     (e) Registration Statement on Form 8-A, which incorporates by reference the description of the Common Stock of the Company from the final prospectus included in the Registration Statement on Form S-3 (File No. 333-18303), as filed with the Commission on March 11, 1997.

     All documents filed by the Company or the Cornerstone Properties Inc. ss.401(k) Retirement Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Inapplicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.7502 of Chapter 78 of the Nevada Revised Statutes (the "NRS") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or that, with respect to any criminal action or proceeding, he had reasonable cause to believe his actions were unlawful.

     Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards to those described above except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 78.7502 of the NRS further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the NRS provides that any indemnification provided for by Section 78.7502 of the NRS (by court order or otherwise) shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

     Article IX of the Bylaws of the Registrant provides for indemnification of its officers and directors, substantially identical in scope to that permitted under Section 78.7502 of the NRS. The Bylaws provide, pursuant to Subsection 2 of Section 78.7502 of the NRS, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of any undertaking by or on behalf of the director or officer to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the Registrant pursuant to Article IX of the Bylaws.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8. EXHIBITS

23.1 Consent of PricewaterhouseCoopers LLP

      The undersigned registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

     The consolidated balance sheets as of December 31, 1998 and 1997 and the consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998 of Cornerstone Properties Inc. and subsidiaries, incorporated by reference in this registration statement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on this 24th day of May, 1999.

                                    CORNERSTONE PROPERTIES INC.


                                    By: /s/ JOHN S. MOODY
                                        ---------------------------------------
                                          John S. Moody
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Cornerstone Properties Inc. do hereby constitute and appoint John S. Moody and Rodney C. Dimock, and each or any of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement, or any registration statement of this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents or any of them, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                        TITLE                    DATE
          ---------                        -----                    ----

/s/ William Wilson III          Chairman of the Company and     April 24, 1999
-----------------------------   Director
      William Wilson III

          SIGNATURE                        TITLE                    DATE
          ---------                        -----                    ----


     /s/ John S. Moody          Chief Executive Officer,        April 17, 1999
-----------------------------   President and Director
         John S. Moody          (Principal Executive Officer)


   /s/ Rodney C. Dimock         Executive Vice President        April 17, 1999
-----------------------------   Director
       Rodney C. Dimock


  /s/  Kevin P. Mahoney         Senior Vice President and       April 17, 1999
-----------------------------   Chief Financial Officer
       Kevin P. Mahoney         (Principal Financial and
                                Accounting Officer)


   /s/ Cecil D. Conlee          Director                        April 17, 1999
-----------------------------
        Cecil D. Conlee


    /s/ Blake Eagle             Director                        April 23, 1999
-----------------------------
         Blake Eagle


/s/ Dr. Karl-Ludwig Hermann     Director                        April 20, 1999
-----------------------------
    Dr. Karl-Ludwig Hermann


    /s/ Hans C. Mautner         Director                        April 27, 1999
-----------------------------
        Hans C. Mautner


  /s/ Dr. Lutz Mellinger        Director                        April 21, 1999
-----------------------------
      Dr. Lutz Mellinger


  /s/ Craig R. Stapleton        Director                        April 20, 1999
-----------------------------
      Craig R. Stapleton


                                Director                        April __, 1999
-----------------------------
     Michael J. G. Topham


                                Director                        April __, 1999
-----------------------------
       Dick van den Bos


                                Director                        April __, 1999
-----------------------------
       Jan van der Vlist


                                Director                        April __, 1999
-----------------------------
       Donald G. Fisher


     /s/ Randall A. Hack        Director                        April 17, 1999
-----------------------------
       Randall A. Hack

     Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Cornerstone Properties Inc. ss. 401(k) Retirement Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on May 24, 1999.

                                    CORNERSTONE PROPERTIES INC.
                                    ss.401(k) RETIREMENT PLAN


                                    BY:   PLAN ADMINISTRATOR
                                          (401(K) COMMITTEE)


                                    /s/ John J. Hamilton, III
                                    -------------------------------------------
                                    John J. Hamilton, III

                                    /s/ Thomas P. Loftus
                                    -------------------------------------------
                                    Thomas P. Loftus

                                    /s/ Jacqueline U. Moore
                                    -------------------------------------------
                                    Jacqueline U. Moore

                                    /s/ Stephen J. Pilch
                                    -------------------------------------------
                                    Stephen J. Pilch

                                    /s/ Cassandra J. Torkildson
                                    -------------------------------------------
                                    Cassandra J. Torkildson